EXHIBIT 10.1

                                  AMENDMENT TO
                          EMPLOYMENT AGREEMENT BETWEEN
                           ARROW ELECTRONICS, INC. AND
                               WILLIAM E. MITCHELL


     This AMENDMENT dated as of the 16th day of March, 2005 (the "Amendment") to the Employment Agreement (the "Employment Agreement") dated as of February 3, 2003 by and between ARROW ELECTRONICS, INC., a New York corporation (the "Company"), and WILLIAM E. MITCHELL (the "Executive") is made and entered into by and between the Company and the Executive.

     WHEREAS, the Company and the Executive wish to modify the Employment Agreement to provide for the employment period to end on March 31, 2009, to provide for the Company to pay the Executive $100,000 each year to cover club dues, automobile and local transportation expenses, tax preparation and financial planning expenses and other expenses, and to clarify the Employment Agreement in certain other respects;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Company and the Executive agree that the Employment Agreement is hereby amended as follows:

     1. Paragraph 2 is amended by adding the following subparagraph (i) at the end thereof:

     "i) Annual Payment for Other Expenses. On or before March 31, 2005 and by January 31 of each succeeding calendar year during the Employment Period, the Company will pay the Executive the sum of $100,000 to cover the Executive's club dues, automobile and local transportation expenses, tax preparation and financial planning expenses, and other expenses of the Executive. Such payments will not be considered as compensation that is taken into account for purposes of determining the Executive's benefits under any of the Company's pension plans."

     2. Paragraph 3 is amended to read in its entirety as follows:

     "3. The Employment Period.

     The 'Employment Period,' as used in this Agreement, shall mean the period beginning as of the date hereof and terminating on the last day of the calendar month in which the first of the following occurs:

          (a) the death of the Executive;

          (b) the disability of the Executive as determined in accordance with Paragraph 4 hereof and subject to the provisions thereof;


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          (c) the termination of the Executive's employment by the Company for cause in accordance with Paragraph 5 hereof;

          (d) the termination of the Executive's employment by the Company without cause in accordance with Paragraph 7 hereof or a termination of employment by the Executive pursuant to Paragraph 1(b) hereof entitling the Executive to the benefits described in Paragraph 7 hereof;

          (e) the voluntary termination of employment by the Executive; or

          (f) March 31, 2009."

     3. The first sentence of Paragraph 7 is amended to read in its entirety as follows:

"In the event that the Company discharges the Executive without cause, the Executive shall be entitled to (i) a severance benefit equal to 100% of his annual base salary provided in Paragraph 2(a) at the rate in effect on the date of termination of his employment plus 100% of such annual base salary in place of the incentive provided in Paragraph 2(b), and (ii) the vesting of any restricted stock awards and the immediate exercisability of any stock options, as well as his rights under Paragraph 4, which would have vested or become exercisable during the full Employment Period (which, in that event, shall continue until the then scheduled termination date unless sooner terminated by the Executive's disability or death), and the Company shall have no right to set off payments due the Executive with any amounts he may earn from gainful employment elsewhere."

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


ATTEST:                                      ARROW ELECTRONICS, INC.

By: /s/ Peter S. Brown                       By: /s/ B.W. Perry
    ------------------                           --------------
Secretary


                                             THE EXECUTIVE

                                             By: /s/ William E. Mitchell
                                                 -----------------------
                                                 William E. Mitchell


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